                                                                   EXHIBIT 99.01


EXODUS COMPLETES ACQUISITION OF GLOBALCENTER

Santa Clara, Calif. - January 10, 2001 - Exodus Communications,(R) Inc. (NASDAQ:
EXDS) announced today that it has completed its acquisition of GlobalCenter(R) Inc., a wholly owned, indirect subsidiary of Global Crossing Ltd. (NYSE: GX), for approximately 108 million shares of Exodus(R) common stock. The stockholders of Exodus voted overwhelmingly in favor of the issuance of the shares in the merger. Approximately 98% of the shares voted were in favor of the proposal. Exodus expects the transaction to be accretive to Exodus' EBITDA in 2001. The transaction will be accounted for as a purchase.

Ellen Hancock, chairman and chief executive officer of Exodus, said, "This combination gives us the scale, scope and global presence to extend our leadership position as a mission-critical Web hosting and managed services provider. With GlobalCenter, we have a far larger customer base and an expanded pool of highly skilled and dedicated employees. Combined, we will have approximately, 4000 customers to cross-sell Exodus managed services. Our strategic partners include Cisco, Compaq, Dell, Inktomi, Microsoft, Oracle and Sun Microsystems. These characteristics set Exodus apart from other companies in our industry and will enable us to continue to provide leading managed Web hosting solutions and services to our customers while expanding our worldwide network of Internet Data Centers."

As previously announced, Exodus and Global Crossing also signed a 10-year network agreement, under which Exodus receives preferred pricing on all network services and assets offered by Global Crossing, including long haul, local loop and dark fiber.

In addition, Exodus and Asia Global Crossing are in the process of forming a joint venture. The joint venture is expected to provide Exodus with growth opportunities through Asia Global Crossing's relationships with companies such as Softbank and Microsoft.

About Exodus Communications

Exodus Communications is the leading provider of complex Internet hosting for enterprises with mission-critical Internet operations. The company offers sophisticated system and network management solutions along with professional services to provide optimal performance for customers' Web sites. Exodus manages its network infrastructure via a worldwide network of Internet Data Centers
(IDCs) located in North America, Europe and Asia Pacific. More information on Exodus can be found at www.exodus.net.
                       --------------

Forward Looking Statements

This press release contains forward-looking statements, including projections as to the financial impact of the GlobalCenter transaction on Exodus' financial results, the effect of the transaction on Exodus' resources and capabilities, descriptions of management's plans and objectives, and statements related to future operations, including those related to the growth in Exodus' business. Actual results may differ materially from those projected in the forward-looking statements contained in this press release. Factors that could cause results to vary from expectations include:

potential difficulties associated with the integration of operations with GlobalCenter and the operation of the joint venture with Asia Global Crossing; the operational challenges of developing, deploying and delivering Exodus' existing and future services; competition from existing and new competitors; potential difficulty in raising capital when needed; difficulties associated with international operations and expansion; and general economic conditions affecting our customers and the level of demand for our services. The matters discussed in this press release also may be affected by the risks and uncertainties described from time to time in Exodus' filings with the SEC such as in our most recent Forms 10-Q, Forms 8-K and Form 10-K. Exodus assumes no obligation to update any forward-looking information contained in this press release.

Exodus, Exodus Communications and GlobalCenter are trademarks of Exodus Communications, Inc. or its subsidiaries and are registered in certain jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.